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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549




                                   FORM 8-K

                                CURRENT REPORT



    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


DATE OF REPORT (Date of earliest event reported):  February 2, 1996
(January 31, 1996)                                 ----------------
------------------


                          OSICOM TECHNOLOGIES, INC.
                          -------------------------
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



          NEW JERSEY                 0-15810                22-2367234
          ----------                 -------                ----------
   (STATE OR JURISDICTION          (COMMISSION             (IRS EMPLOYER
     OF INCORPORATION)             FILE NUMBER)          IDENTIFICATION NO.)


  1800 STEWART STREET, SANTA MONICA, CALIFORNIA                90404
  ---------------------------------------------                ------
    (Address of principal executive offices)                 (zip code)


Registrant's telephone number, including area code: (310) 828-7496
                                                    --------------

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.


        On January 31, 1996, Meret Optical Communications, Inc. ("Meret"), a wholly owned subsidiary of Osicom Technologies, Inc. (the "Company"), acquired all of the assets and assumed certain specified liabilities of Rockwell Network Systems, Inc. ("RNS") from Rockwell International Corporation ("Seller"), for $11 million in cash and notes. The Company used cash on hand, a portion of its $8 million newly expanded credit facility with Coast Business Credit and a note payable to Seller to finance the transaction. The purchase price was determined by negotiations between the buyer and seller.
        RNS provides high-speed LAN solutions and connections to the extended workgroups and servers in high growth networking (FDDI, ATM, Fast Ethernet) markets. In addition, the company is a leading supplier of remote access router-based technologies for connections to network backbones via public switch facilities (ISDN and analog modems). RNS will operate as a division of Meret.
        All assets acquired in this transaction will continue to be used in the conduct of the normal business activities of Meret and RNS.
        No previous relationship existed between RNS, Seller and the Company, Meret or their officers or directors.



ITEM 7.-FINANCIAL STATEMENTS AND EXHIBITS

        (a) The financial statements of the business acquired are expected to be filed by amendment to this filing within sixty (60) days of the earliest date reported herein.

        (b) The pro forma financial information will be included with Form 10-KSB for the year ended January 31, 1996.

        (c) Exhibits are expected to be filed by amendments to this filing within sixty (60) days of the earliest date reported herein.








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Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          Osicom Technologies, Inc.
                                          -------------------------
                                                (Registrant)

Date: February 2, 1996                 By   /s/ Sharon Gill Chadha
                                          --------------------------
                                            Sharon Gill Chadha
                                            Chief Executive Officer